UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

MASSEY ENERGY COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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The following letter was sent to shareholders of Massey Energy Company on April 3, 2006.

Massey Energy Company

IMPORTANT MESSAGE FROM YOUR BOARD OF DIRECTORS

PROTECT YOUR INVESTMENT IN MASSEY ENERGY

DISCARD ANY WHITE PROXY CARD YOU RECEIVE

April 3, 2006

Dear Fellow Shareholder,

At the 2006 Annual Meeting of Shareholders of Massey Energy Company, scheduled for May 16, 2006, you will be asked to elect three directors. Your Board of Directors has nominated three independent and highly qualified individuals – Dr. John C. Baldwin, Mr. James B. Crawford, and Chancellor E. Gordon Gee – who currently serve on our Board and are committed to the pursuit of shareholder value. Very shortly we will be sending you our detailed proxy statement and BLUE proxy card for the 2006 annual meeting. Your Board strongly recommends that you review our proxy solicitation materials as soon as you receive them and that you support your current Board of Directors by voting FOR all of the Board’s nominees on the BLUE proxy card. Please note that the BLUE proxy card is from your Board of Directors.

Third Point, LLC, a hedge fund, has proposed what we judge to be a less-qualified slate of two director nominees in opposition to the slate nominated by your Board. You will also soon receive a white proxy card from this dissident shareholder. Please do not return any white proxy cards you receive – even to vote against the Third Point, LLC nominees. Be aware that we have met with representatives of Third Point to better understand and discuss their concerns. Nevertheless, they have instigated this costly and disruptive proxy contest.

TO PROTECT YOUR INVESTMENT IN THE COMPANY, WE URGE YOU TO

SIGN, DATE AND RETURN MASSEY ENERGY COMPANY’S BLUE PROXY CARD,

WHICH WE WILL MAIL TO YOU SOON.

PLEASE DISCARD ANY WHITE PROXY CARD YOU RECEIVE

As will be highlighted in our proxy statement, Massey Energy Company’s Board of Directors has determined that the election of Third Point’s two nominees would not be in the best interests of the Company or its shareholders. In making this determination, the Board considered, among other factors:

•	The Boards’ existing commitment to a business strategy that is focused on building long-term value for shareholders, including the expansion of lower-cost surface mining operations, making investments in state-of-the-art mining equipment and making opportunistic strategic acquisitions.

Massey Energy Company

Letter to Shareholders

April 3, 2006

•	The Company’s demonstrated responsiveness to shareholder concerns, including a recapitalization that strengthened your Company’s balance sheet, which reduced the Company’s fully diluted share count without taking on excessive debt, and the authorization of $500 million in share repurchases to be made as sufficient free cash flow is generated.

•	The Board’s belief that a change in the composition of the board or management at this time would be disruptive of the Company’s efforts to create and maintain long-term shareholder value.

•	Massey’s Board is experienced and independent, comprised of seasoned executives, who are respected, proven business leaders with extensive and relevant experience.

•	The Board’s nominees have a wealth of experience in the coal and energy industries, as business leaders and directors of public and private companies and other organizations.

•	Dr. John C. Baldwin is President and CEO of the CBR Institute for Biomedical Research, Inc., has managed a large agricultural operation in Texas for the last seven years, and has broad experience previously leading various organizations over many years. He serves as a director for another NYSE company, has been a director for 12 years of a private Texas oil and gas company, serves on the audit committee of three companies, and attended the Stanford Law School program for public company directors and officers. He holds degrees from Harvard College and Stanford University, is a Rhodes scholar, has authored over 400 publications, and delivered over 350 lectures.

•	Mr. James B. Crawford has extensive financial and managerial experience in the coal business, currently serving as Chairman of InterAmerican Coal Holding N.V. and as a consultant to Evan Energy Investments, LC (both international coal companies). He was the founder of James River Coal Company and served as its Chairman and CEO for 15 years, was President and CEO of Transco Coal Company, was Executive Vice President of A.T. Massey Coal Company, Inc. (now the Company’s wholly owned and sole, direct operating subsidiary), and worked at the Federal Reserve Bank of New York. He attended the New York University Graduate School of Business, and holds a degree in economics from Colby College. He has served as a director or trustee of private companies, banks, and industry, civic and other organizations.

•	Chancellor E. Gordon Gee has been a director of the Company since it became a stand-alone public entity in 2000, a director for many years of four other NYSE companies, and a director or trustee for numerous national and other organizations. He has been Chancellor or President of several nationally renowned, public and private universities for over 25 years (Vanderbilt, Brown, Ohio State, Colorado, and West Virginia), and was a law school professor and Dean at both West Virginia and Brigham Young Universities. He was a Judicial Fellow and Senior Staff Assistant to the Chief Justice of the United States, has law and education degrees from Columbia University, and attended multiple public company programs of the National Association of Corporate Directors. He has co-authored six books and over 25 papers and articles.

YOUR BOARD OF DIRECTORS OPPOSES THE DISSIDENT SHAREHOLDER’S

NOMINEES AND URGES YOU TO DISCARD THEIR WHITE PROXY CARD.

Massey Energy Company

Letter to Shareholders

April 3, 2006

Your Board strongly urges all Massey Energy Company shareholders NOT to take any action in response to the dissident shareholder’s proxy materials until you receive the Company’s definitive proxy materials and have had a chance to review them. In addition, we urge you NOT to sign any WHITE proxy card you might receive from the dissident shareholder but instead SIGN and return the BLUE proxy card that we will be mailing shortly. If you have any questions or need assistance, please call our proxy solicitor The Altman Group toll free at (800) 884-4705.

On behalf of your Board of Directors, thank you for your attention and continued support. We look forward to seeing you at the 2006 Annual Meeting of Shareholders of Massey Energy Company.

Sincerely,

/s/ Don L. Blankenship	/s/ William R. Grant
Don L. Blankenship	William R. Grant
Chairman, Chief Executive Officer and President	Lead Independent Director

Important Information

The Registrant plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with its 2006 Annual Meeting of Shareholders, and advises its security holders to read the important information contained therein when it becomes available. At that time, security holders may obtain a free copy of the Proxy Statement and other documents that the Registrant files with the SEC at the SEC’s website at http://www.sec.gov. The Proxy Statement and these other documents may also be obtained free of charge from the Registrant’s website at www.masseyenergyco.com, or by directing a request to Massey Energy Company, Attention: Investor Relations, P.O. Box 26765, Richmond, VA 23261.

Certain Information Regarding Participants

The Registrant, its directors and named executive officers may be deemed to be participants in the solicitation of the Registrant’s security holders in connection with its 2006 Annual Meeting of Shareholders. Security holders may obtain information regarding the names, affiliations and interests of such individuals in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005, its Proxy Statement dated April 15, 2005, and a Current Report on Form 8-K dated February 24, 2006, each of which is filed with the SEC. Additional information regarding such individuals will be included in the 2006 Proxy Statement. To the extent holdings of the Registrant’s securities have changed since the amounts printed in the Proxy Statement dated April 15, 2005, such changes have been reflected on Forms 3, 4 and 5 filed with the SEC and will be reflected in the 2006 Proxy Statement.